Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001

January 3, 2012

GP Strategies Corporation

6095 Marshalee Drive, Suite 300

Elkridge, Maryland 21075

Re:                             Post- Effective Amendment No. 1 to the Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to GP Strategies Corporation, a Delaware corporation (the “Company”), the successor issuer to GP Strategies Corporation, a Delaware corporation (the “Predecessor Registrant”), in connection with the Company’s filing of a Post-Effective Amendment No. 1 to the registration statement on Form S-3, File No. 333-169603 (as amended, the “Registration Statement”) with respect to the Company’s adoption of the Registration Statement as the successor issuer to the Predecessor Registrant pursuant to Rule 414 of the Securities Act of 1933, as amended, as a result of the Agreement and Plan of Merger, dated as of October 31, 2011 (the “Merger Agreement”), between the Predecessor Registrant and the Company. The Registration Statement will be filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2012, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of the offer and sale from time to time by the selling stockholder (the “Selling Stockholder”) named in the Prospectus of up to 2,857,143 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares were issued to the Selling Stockholder in connection with the consummation of the private placement of the Shares on December 30, 2009, pursuant to a securities purchase agreement dated as of December 30, 2009 (the “Purchase Agreement”) between the Company and Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)           The Registration Statement, including the Prospectus;

(b)           The certificate of incorporation of the Company, as in effect on the date hereof, represented by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on December 29, 2011 (in the form attached to the Certificate (as defined below)) (the “Certificate of Incorporation”);

(c)           The Amended and Restated By-Laws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “By-Laws”);

(d)           The Merger Agreement;

(e)           The Purchase Agreement;

(f)            The Registration Rights Agreement, dated as of December 30, 2009, between the Company and Sagard;

(g)           The resolutions confirmed, approved and ratified by the Board of Directors of the Company (the “Board”) on December 29, 2009 relating to the authorization and the preparation and filing of the Registration Statement, the authorization and execution of the Purchase Agreement and the authorization and issuance of the Shares (in each case, in the form attached to the Certificate);

(h)           A good standing certificate for the Company, dated as of a recent date, issued by the Secretary of State; and

(i)            A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party is a signatory and each such party’s obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to any facts material to this opinion, we have relied solely upon the Certificate.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)           The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing).

(c)           We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)           This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)